Exhibit 10.27

CONSULTING AGREEMENT

                THIS AGREEMENT (the “Agreement”) is made and entered into as of this 7th day of October, 2005, by and between David Bromberg of KBK Ventures, Inc., with offices at 25227 Grogan’s Mill Rd. Suite 125, The Woodlands, Texas 77380, telephone number 281-296-1667, (“Consultant”) and Sweet Success Enterprises Inc. (OTCPK: SWTS) with offices at 1250 NE Loop 410, Suite 630,  San Antonio, Texas 78209  and telephone number 210-824-2496, (“Company”), collectively the “Parties”.

                WHEREAS, the Parties desire to formalize the terms and conditions under which Consultant shall provide consulting services to the Company;

                NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other valid consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.                                       Term of Agreement and Renewal

The Agreement shall remain in effect from October 7, 2005 through the expiration of a 6-month period, April 7, 2006, and may be renewed upon the mutual consent of the Parties.

2.                                       Nature of Services to be Rendered

Consultant shall provide the Company with consulting services, including, but not limited to; Providing communication services to SWTS by disseminating information to their shareholders and the investment community, and introducing SWTS to the various members and components of the investment community; Consultant will attempt to inform the public of the potential investment merit and potential for SWTS and its securities, thereby increasing investor recognition, market liquidity and improve shareholder value; and Consulting with Company on any other business or financial matter that Company requests Consultant’s advice.

3.                                       Compensation and Expenses

As compensation for his consulting services rendered hereunder, Company shall issue to the Consultant:

a)              250,000 (two hundred fifty thousand) Warrants to purchase shares of the Company’s Common stock with an exercise price of $.80. The warrants shall be exercisable for a period of 2 years. The shares shall come with “piggy back registration rights” to be included in any Registration Statement undertaken by the Company. Consultant shall have the right to “piggy back” on any registration or offering by the Company without expense or cost to the Consultant. The shares thereupon shall be unrestricted as to transferability.

4.                                       Independent Contractor

Consultant agrees to perform its consulting duties hereunder as an independent contractor. Nothing contained herein shall be considered as creating an employer-employee relationship between the parties to this Agreement. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered by Consultant hereunder. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. Consultant will use its best efforts and does not promise results.

5.                                       Indemnification of Consultant by the Company

The Company shall indemnify and hold harmless Consultant from and against any and all liabilities and damages in connection with the Company’s ownership and operation and, without limiting the foregoing, shall pay the Consultant’s legal fees and expenses if Consultant is named as a defendant in any proceedings brought in connection with the services to be provided hereunder.

6.                                       Indemnification of the Company by the Consultant

The Consultant shall indemnify and hold harmless the Company and its principals from and against any and all liabilities and damages arising out of actions taken by Consultant in connection with his services as consultant, which actions were not authorized by the Company

7.                                       Arbitration

Any and all conflicts, disputes and disagreements arising out of or in connection with any aspect of the Agreement shall be subject to arbitration in accordance with the rules of The American Arbitration Association then in effect. Written Notice of Dispute shall be served by either Party upon the other Party at its address set forth herein, and the arbitration date shall be set no later than two months from the date such Notice is served. The dispute shall be submitted to The American Arbitration Association in the headquarters nearest to the Consultant’s office. The Parties designate any State or Federal court in the State of Texas as the court in which any arbitration award shall be subject to confirmation, and will abide by such confirmation.

8.                                       Entire Understanding / Incorporation of other Documents

This Agreement contains the entire understanding of the Parties with regard to the subject matter hereof, superseding any and all prior agreements or understandings, whether oral or written, and no further or additional agreements, promises, representations or covenants may be inferred or construed to exist between the Parties.

9.                                       No Assignment or Delegation Without Prior Approval

No portion of the Agreement or any of its provisions may be assigned, nor obligations delegated, to any other person or party without the prior written consent of the Parties except by operation of law or as otherwise set forth herein.

10.                                 Survival of Agreement

The Agreement and all of its terms shall inure to the benefit of any permitted assignees of or lawful successors to either Party.

11.                                 No Amendment Except in Writing

Any notice or communication to be given under the terms of this Agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, address as follows:

If to Consultant:

David Bromberg

KBK Ventures Inc

25227 Grogan’s Mill Rd suite 125

The Woodlands, TX 77780

If to Company:      William Gallagher, Chief Executive Officer

Sweet Success Enterprises, Inc.

1250 NE LOOP 410, Suite 630

San Antonio, Texas 78209

Either party may change its address for the purposes of this section by giving notice thereof to the other party in accordance with this section.

12.                                 Waiver of Breach

No waiver of any breach of any provision hereof shall be deemed to constitute a continuing waiver or a waiver of any other portion of the Agreement.

13.                                 Severability of the Agreement

Except as otherwise provided herein, if any provision hereof is deemed by arbitration or a court of competent jurisdiction to be legally unenforceable or void, such provision shall be stricken from the Agreement and the remainder hereof shall remain in full force and effect.

14.                                 Governing Law

The Agreement and its provisions shall be construed in accordance with and pursuant to, and governed by, the laws of the State of Texas, as applicable to agreements to be performed solely within the State of Texas, without regard to its conflict- of — laws provisions then in effect.

15.                                 No Construction Against Drafter

The Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing the drafting hereof.

16.                                 Non-Disclosure Covenants:

(a) Consultant covenants and agrees that it will not, at any time during the term of this Agreement or at any time thereafter communicate or disclose to any person, or use for its own account or for the account of any other person, without the prior written consent of The Company, any information concerning the business and affairs of the Company or any of its affiliates acquired by the Consultant during the term of this Agreement, which information is identified by Consultant or its affiliate as confidential or proprietary or which under the circumstances surrounding its disclosure ought reasonably to be treated as confidential. Without limiting the generality of the foregoing, Consultant hereby agrees that all technical, commercial, strategic, financial and legal information disclosed to Consultant shall constitute the proprietary and confidential information of the Company. The Company’s confidential information includes not only written information but also information transferred orally, visually, electronically or by any other means. Consultant will not deliver, reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Consultant without duly authorized specific direction or consent of the Company.  (b) Company covenants and agrees that it will not at any time during the term of this Agreement, or at anytime thereafter, communicate or disclose to any person, or use for its own account or the account of any person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affair of the Consultant or any of its affiliates acquired by the Company during the term of this Agreement, including the names of the investors identified or introduced by Consultant; provided that the Company shall be free to communicate with any person or entity that becomes an investor in the Company to the extent such communications are necessary or appropriate in the ordinary course of the Company’s business.

17.                               Confidentiality:  The parties agree that the terms and existence of this Agreement shall be kept confidential, unless this information is required to be disclosed under applicable law or in resolving a dispute between the parties.

IN WITNESS WHEREOF, the Parties have executed the Agreement as of the date first written above.

BY:		BY:
	David Bromberg, President		Bill Gallagher, CEO
	KBK Ventures, Inc.		Sweet Success Enterprises Inc.